EXHIBIT 23(ii)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 333-20101 and No. 333-13073, both on Form S-8, of Penn Engineering & Manufacturing Corp. of our report dated January 29, 1997, appearing in this Annual Report on Form 10-K of Penn Engineering & Manufacturing Corp. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

March 26, 1998